EXHIBIT 99(b)

                    FORM OF ELECTION / LETTER OF TRANSMITTAL
                     For use by shareholders of Little Falls
                 Bancorp, Inc. In connection with the merger of
                          Little Falls with HUBCO, Inc.


                     Please read the instructions carefully


         You must use this form:

         * To tell the Exchange Agent whether you prefer to receive stock or cash in the merger in exchange for your Little Falls Bancorp common stock.

         *    To submit your Little Falls stock certificate.

         If you fail to submit this form by the deadline described below, or if you fail to enclose your Little Falls stock certificate with this form, you will be treated as though you expressed no preference between cash and stock.

         The deadline for submission of this form is 5:00 p.m. on the date that is three business days prior to the day on which Little Falls is merged into HUBCO. At the time this form is being sent to you, HUBCO and Little Falls anticipate that the merger will close on May 14, 1999 and the deadline for submission will be 5:00 p.m. on May 11, 1999. Once HUBCO and Little Falls know the closing date for certain, they will mail you a notice to tell you the deadline. To ensure that you meet the deadline, you may want to submit this form and your stock certificate earlier. We will permit you to revoke the form and we will return your stock certificate to you if you notify the Exchange Agent in writing prior to the deadline.

         To meet the deadline, you must properly complete this form and cause it to be delivered by the deadline, along with your stock certificates and any other documents noted in the instructions below, to the Exchange Agent at the address shown below. If this document is delivered to any address other than the one shown below, it will not be a valid delivery. The Exchange Agent can not be responsible for documents delivered to the wrong address.

                             ----------------------
                             The Exchange Agent is:
                      HUDSON UNITED BANK, TRUST DEPARTMENT
                               455 Prospect Avenue
                          West Orange, New Jersey 07052
                               Attn: Janet Gerrity

                            Telephone: (973) 243-8982

                             ----------------------

                       YOU MUST COMPLETE BOXES A, B and D

To the Exchange Agent:

         This document is being delivered to you in connection with the merger of Little Falls Bancorp, Inc. with HUBCO, Inc.

         I hereby surrender the stock certificates identified in Box A. I have indicated below my preference to receive either cash or HUBCO common stock in the merger in exchange for the shares represented by those certificates. I understand that HUBCO may override my election if necessary to maintain an agreed upon ratio of cash to stock consideration in the merger.

(Check only one of the following 3 choices):

__ I prefer to receive cash.

__ I prefer to receive HUBCO common stock.

__ I express no preference between cash and HUBCO common stock.

         By signing below, I certify that this election covers all of the shares of Little Falls common stock registered in my name and either (1) beneficially owned by me or (2) owned by me in a representative or fiduciary capacity for a particular beneficial owner. This election is subject to the terms and conditions set forth in the Proxy Statement-Prospectus dated March __, 1999 furnished to the shareholders of Little Falls in connection with the Little Falls/HUBCO merger. I acknowledge receiving a copy of that Proxy Statement-Prospectus. I understand that I can obtain additional copies from the Exchange Agent if I wish.

         You   should   refer  to  the  tax  issues   addressed   in  the  Proxy
Statement-Prospectus before making your election.

                                      BOX A
--------------------------------------------------------------------------------
                             CERTIFICATE INFORMATION
 List below the Little Falls stock certificates to which this document relates.
                     (Attach additional sheets if necessary)

---------------------------------------------------------------- ---------------------------------- -------------------------------
           Name and Address of Registered Holder(s)                     Certificate Number                 Number of Shares
                 As Shown on the Share Records                                                              Represented by
                  (Please fill in, if blank)                                                               Each Certificate
---------------------------------------------------------------- ---------------------------------- -------------------------------

                                                                 ---------------------------------- -------------------------------

                                                                 ---------------------------------- -------------------------------

                                                                 ---------------------------------- -------------------------------

                                                                 ---------------------------------- -------------------------------
                                                                          Total Shares :
---------------------------------------------------------------- ---------------------------------- -------------------------------


                         CERTIFICATE HOLDER(S) SIGN HERE

         I hereby represent and warrant that I have full power and authority to complete and deliver this document and to deliver for surrender and cancellation the certificates described in Box A and any other certificates that I have delivered along with this document. I represent and warrant that the shares represented by the certificates are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claim. If the Exchange Agent requests, I will execute and deliver any additional documents necessary or desirable to complete the exchange of the certificates. All authority that I confer by this document will survive my death or incapacity and all my obligations hereunder will be binding on my heirs, personal representatives, successors and assigns. I acknowledge that the certificates will not be deemed delivered until this document and the accompanying certificates are actually received by the Exchange Agent. Until then, the risk of loss and title to the certificates will not pass to the Exchange Agent.



                           BOX B                                                              BOX C
-------------------------------------------------------------             --------------------------------------------------------
 SIGN HERE                                                                Complete ONLY if required by Instruction 5.
(To be completed by all persons surrendering stock                                    SIGNATURE GUARANTEE
certificates and executing this document)
                                                                           Your signature must be MEDALLION GUARANTEED
--------------------------------------------------------------             by an elibible financial institution.
                 (Signature of holder(s))


--------------------------------------------------------------                  NOTE: A notarization by a notary public
                 (Signature of holder(s))                                                 is not acceptable.


--------------------------------------------------------------                       FOR USE BY FINANCIAL INSTITUIONS ONLY.  PLACE
                 (Signature of holder(s))                                       MEDALLION GUARANTEE IN SPACE BELOW.

Dated:--------------------------------------------------------

Name(s):------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

Address:------------------------------------------------------

--------------------------------------------------------------
                   (Including zip code)

-----
-----

Check box if change of address

         Phone:-----------------------------------------------
         (So the Exchange Agent can contact you in case of questions, although the Exchange Agent is under no obligation to do so.)

Must be signed by registered  holders exactly as names appear on share certificates or by persons  authorized to become registered holders by
documents   transmitted  herewith.  If  signature  is  by  a  trustee, executor,  administrator,  guardian,  attorney-in-fact,  officer  of a corporation  or in any other  fiduciary  or  representative  capacity, please indicate full title. (See Instruction 6).

Title:--------------------------------------------------------
       (Other than signatures, please print or type)
---------------------------------------------------------------           --------------------------------------------------------



                            IMPORTANT TAX INFORMATION

         Please provide your social security or other taxpayer identification number on this substitute form W-9 and certify in the substitute form W-9 that you are not subject to backup withholding. Failure to complete and return this form may result in backup withholding of 31% of any cash payments made to you pursuant to the merger.



                                      BOX D
---------------------------------------------------------------------------------------------------------------------------
               SUBSTITUTE                  PART  I--Please  Provide  Your TIN in the         Social Security Number
                FORM W-9                   Box at Right and  Certify by Signing  and                   OR
       Department of the Treasury          Dating Below.                                     Employer Identification Number
        Internal Revenue Service           (See Instruction 9).
      Payer's Request for Taxpayer                                                           ______________________
       Identification Number (TIN)
                                           ---------------------------------------------------------------------------------
                                           PART II--Awaiting TIN


                                           /     /
                                           ------

                                           For   Payees   exempt   from  backup withholding,  complete as directed in
                                           Instruction 9.
----------------------------------------------------------------------------------------------------------------------------



Certification.  Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions. You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item

SIGNATURE:                                                  DATE:

--------------------------------------------------------------------------------


You must complete the following certificate if you checked the Box in part II of Substitute Form W-9.

--------------------------------------------------------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

         I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding that I have checked the box in Part II (and have completed this Certificate of Awaiting Taxpayer Identification Number), 31% of all reportable payments made to me will be withheld until I provide a properly certified taxpayer identification number to the Exchange Agent.


Signature                                                   Date
--------------------------------------------------------------------------------

                    SPECIAL PAYMENT AND MAILING INSTRUCTIONS

         I understand that the HUBCO stock certificates or payment checks for cash that will be issued in exchange for the Little Falls stock certificates I surrender will be issued in the same names as the Little Falls stock certificates and will be mailed to the address of the registered holders indicated in Box A, unless I indicate otherwise in Box E or Box F below. If Box E is completed, my signature must be guaranteed in Box C as described in Instruction 5.



                           BOX E                                                              BOX F
-------------------------------------------------------------       --------------------------------------------------------
               SPECIAL PAYMENT INSTRUCTIONS                                       SPECIAL MAILING INSTRUCTIONS

                    (See Instruction 5)                                                (See Instruction 7)

TO BE COMPLETED ONLY if the new HUBCO stock certificates or                        TO BE COMPLETED ONLY if the new
payment  checks are to be issued in the name of someone                            HUBCO stock certificates or payment checks
other than the registered holders listed in Box A.                                 are to be delivered to the registered holders
                                                                                   or someone other than the registered holders at
                                                                                   an address other than the address shown in Box B
ISSUE TO:                                                                          (or  Box A if no  address  is shown in Box B).

Name:--------------------------------------------------------
                                                                                   MAIL TO:
Address:-----------------------------------------------------
                                                                                   Name:--------------------------------------------
-------------------------------------------------------------
                    (street and number)                                            Address:-----------------------------------------

-------------------------------------------------------------                      -------------------------------------------------
                (city, state and zip code)                                             (street and number)

-------------------------------------------------------------                      -------------------------------------------------
      (Tax Identification or Social Security Number)                               (city, state and zip code)

                  (Please print or type)                                             (Please print or type)
-------------------------------------------------------------       --------------------------------------------------------


                                  INSTRUCTIONS

         (1) Execution and Delivery. This document, or a copy of it, must be properly filled in, dated and signed. It must be delivered, together with your Little Falls stock certificates, to the Exchange Agent at the appropriate address set forth on the first page of this document.

         You may choose any method to deliver this document and your stock certificates; however, you assume all risk of non-delivery. If you choose to use the mail, we recommend that you use registered mail, return receipt requested, and that you properly INSURE all stock certificates. Delivery of stock certificates will be considered effective and risk of loss and title to stock certificates will pass only when those stock certificates are actually received by the Exchange Agent.

         The Exchange Agent will mail the new HUBCO stock certificates or payment checks to which you are entitled, only after:

         * you have delivered to the Exchange Agent this form, or a copy of it, properly completed,

         * you have delivered your Little Falls stock certificates to the Exchange Agent along with this form,

         * you have followed the relevant instructions in this document in completing this form and delivering this form and your stock certificates to the Exchange Agent, and

         *  the merger has occurred.

         (2) Signatures. Except as otherwise permitted below, you must sign this Letter of Transmittal exactly the way your name appears on the face of your Little Falls stock certificates. If the shares are owned by two or more persons, each one must sign exactly as his or her name appears on the face of the certificates. If shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this form as there are different registrations of the certificates. If shares of Little Falls common stock have been assigned by the registered owner, this document should be signed in exactly the same way as the name of the assignor appearing on the stock certificates or transfer documents. See Instructions 5(a) and 5(b).

         (3) Resolution of Disputes. Any and all disputes regarding these Forms of Election/Letters of Transmittal will be resolved by HUBCO and its decision will be conclusive and binding on all concerned. HUBCO may delegate this function to the Exchange Agent in whole or in part. HUBCO and the Exchange Agent each has absolute discretion to reject any and all documents and surrenders of Little Falls stock certificates that it decides are not in proper form. HUBCO and the Exchange Agent each has absolute discretion to waive any immaterial irregularities in any document or in the surrender of any stock certificate. A Form of Election/Letter of Transmittal will not be considered to have been submitted, and a Little Falls stock certificate will not be considered to have been surrendered, until all defects or irregularities have either been waived or cured.

         (4) Issuing Payment Checks and New Certificates in the Same Name. If all new HUBCO stock certificates or payment checks are to be issued in the name of the registered holders inscribed on the surrendered stock certificates, the surrendered stock certificates do not need to be endorsed and the signatures on this document do not need to be guaranteed. If you need to correct a name or change a name, but no change in ownership is involved, see Instruction 5(c).

         (5) Issuing Payment Checks and New Certificates in Different Names. If any new HUBCO stock certificates or payment checks are to be issued in the name of someone other than the registered holders of the surrendered stock certificates, you must follow the instructions below. Note that in each circumstance listed below, shareholders must have signatures guaranteed in Box C and complete Box E.

            (a) Endorsement and Guarantee. The surrendered Little Falls stock certificates must be properly endorsed (or accompanied by appropriate stock powers properly executed) by the registered holders of those certificates to the person who is to receive the new HUBCO stock certificates or payment checks. The signatures of the registered holders on the endorsement or stock powers must correspond with the names written upon the face of the Little Falls stock certificates in every particular instance and must be medallion guaranteed by an eligible guarantor institution as defined below.

                           Definition  of Eligible  Guarantor  Institution.  The
                  term "eligible guarantor institution" is defined in Rule 17Ad-15 of the regulations of the Securities and Exchange Commission. The types of entities listed below typically qualify as eligible guarantor institutions. If you are not certain whether a particular institution is an eligible guarantor institution, you should check with the Exchange Agent before using that institution to guarantee your signature.

                        *  Banks;

                        *  Brokers,   dealers,   municipal  securities  dealers,
                           municipal securities brokers, government securities dealers, and government securities brokers;

                        *  Credit unions;

                        * National securities exchanges, registered securities associations, and clearing agencies; and

                        *  Savings associations.

            (b) Transferor's Signature. This document must be signed by the transferor or assignor or his or her agent, and should not be signed by the transferee or assignee. See Box B. The signature of the transferor or assignor must be medallion guaranteed by an eligible guarantor institution in the manner described in Instruction 5(a).

            (c) Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, proceed as follows: For a change in name by marriage, etc., this document should be signed, e.g., "Mary Doe, now by marriage Mary Jones." For a correction in name, this document should be signed, e.g., "James E. Brown, incorrectly inscribed as J. E. Brown." The signature in each case should be guaranteed in the manner described in Instruction 5(b) above and Box E should be completed.

            You should consult your own tax advisor as to any possible tax consequences resulting from the issuance of new HUBCO stock certificates or payment checks in a name different from that of the registered holders of the surrendered Little Falls stock certificates.

         (6) Supporting Evidence. If this document, any stock certificate endorsement or any stock power is executed by

       *  an agent,

       *  an attorney,

       *  an administrator,

       *  an executor,

       *  a guardian,

       *  a trustee,

       *  an officer of a corporation on behalf of the corporation, or

       *  any other person in any fiduciary or representative capacity,

then you must submit documentary evidence of the signer's appointment and authority to act in that capacity (including court orders and corporate resolutions when necessary), as well as evidence of the authority of the person making the execution. The documentary evidence must be in a form that is satisfactory to the Exchange Agent.

         (7) Special Instructions for Delivery by the Exchange Agent. The new HUBCO stock certificates or payment checks will be mailed to the address of the registered holders indicated in Box A, unless different instructions are given in Box F.

         (8) Lost, Stolen or Destroyed Certificates. If you are unable to locate a Little Falls stock certificate, the Exchange Agent will send you additional documentation that you must complete in order to exchange your lost or destroyed certificates. There may be a fee to replace lost certificates. The person to contact regarding lost or destroyed certificates is:

                                  Janet Gerrity
                      Hudson United Bank, Trust Department
                                 (973) 243-8982.

         (9) Federal Income Tax Withholding. Under Federal income tax law, the Exchange Agent is required to file a report with the IRS disclosing certain cash payments it makes to holders of Little Falls stock certificates. Unless an exemption applies, you must provide the Exchange Agent with your correct tax identification number (your "TIN") on Substitute Form W-9 to avoid "backup withholding" of Federal income tax on any cash received upon the surrender. The TIN for an individual is his or her social security number. This document includes a Substitute Form With-9 as Box D. The Substitute Form W-9 requires that you certify, under penalties of perjury, that the TIN number provided is correct and that you are not otherwise subject to backup withholding. If the correct TIN and certifications are not provided, you may be subject to a $50 penalty which may be imposed by the IRS, and payments made for surrender of stock certificates may be subject to backup withholding at a rate of 31%. In addition, if you make a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making the statement, you may be subject to a $500 penalty that may also be imposed by the IRS.

         Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of income taxes, a refund may be obtained from the IRS.

         The TIN that must be provided on the Substitute Form W-9 is that of the registered holders of the stock certificates at the effective time of the Little Falls/HUBCO merger. The box in Part II of the Substitute Form W-9 may be checked if the person surrendering the stock certificates has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part II has been checked, the person surrendering the stock certificates must also complete the Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. Even though the box in Part II may be checked (and the Certificate of Awaiting Taxpayer Identification Number may be completed), the Exchange Agent will withhold 31% on all cash payments with respect to surrendered stock certificates made before the Exchange Agent has received a properly certified TIN.

         Exempt persons (including, among others, corporations) are not subject to backup withholding. A foreign individual may qualify as an exempt person by submitting Form W-8 or a substitute Form W-8, signed under penalties of perjury, certifying to that person's exempt status. A form of such statement can be obtained from the Exchange Agent. You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining the exemption, or for further guidance in completing the Substitute Form W-9.

         (10) Questions and Requests for Information or Assistance. If you have any questions or need assistance to complete this document, or you want additional copies of this document, please contact the Exchange Agent. You may reach the Exchange Agent:

                                 by telephone at

                                 (973) 243-8982
                                       or
                                 (973) 243-8977

                                or by writing to

                                 Janet Gerrity,
                               Hudson United Bank,
                              455 Prospect Avenue,
                         West Orange, New Jersey 07052.